SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    August 5, 2008



                                   Coach, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


    Maryland                        1-16153                     52-2242751
 --------------                    ---------                   ------------
   (State of                (Commission File Number)          (IRS Employer
 Incorporation)                                             Identification No.)


                    516 West 34th Street, New York, NY 10001
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               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
                              --------------------
              (Registrant's telephone number, including area code)


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Item 1.01:  Entry into a Material Definitive Agreement.

         1. On August 5, 2008, Coach, Inc. ("Coach" or the "Company") entered into a three-year extension to the employment agreement of Michael Tucci, President, North America Retail Division. This amendment extends the term of Mr. Tucci's employment agreement from July 2010 through June 2013.

         Mr. Tucci's extended agreement provides for an initial base salary (beginning September 1, 2008) of $850,000 per year, with an initial maximum bonus pursuant to Coach's Performance-Based Annual Incentive Plan equal to 125% of his annual base salary.

         Pursuant to his extended agreement, on August 5, 2008, Mr. Tucci received a grant of options to purchase 238,459 shares of Coach common stock at an exercise price of $26.21 per share; subject generally to Mr. Tucci's continued employment with us, 20% of these options will vest on July 2, 2011, 20% will vest on June 30, 2012, and 60% will vest on June 29, 2013. The options will expire on August 5, 2018. Mr. Tucci also received a grant of 143,075 service-based restricted stock units, each of which will convert into one share of Coach common stock on their vesting date if Mr. Tucci remains employed by us; 20% of these units will vest on July 2, 2011, 20% will vest on June 30, 2012, and 60% will vest on June 29, 2013.

         Except as otherwise described above, all of the remaining terms of Mr. Tucci's existing employment agreement (including certain restrictive covenants) will remain in effect.



         2. On August 5, 2008, the Human Resources Committee of Coach's Board of Directors determined the performance goals for Company's fiscal year 2009 for purposes of determining bonuses to be paid under the Company's Performance-Based Annual Incentive Plan. Bonuses under the plan for the Company's named executive officers and other executive officers shall be based upon the Company achieving pre-determined performance targets in the following areas: operating income, diluted earnings per share, operating cash flow and net sales.




Item 9.01:  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished herewith:


[None]


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 2008

                                    COACH, INC.

                                    By:   /s/  Todd Kahn
                                         -------------------------------------
                                          Todd Kahn
                                          Senior Vice President, General Counsel
                                          and Secretary